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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
PacificNet Inc.

We consent to the incorporation by reference in this Form SB-2 (Form SB-2) of PacificNet Inc. of our report dated March 30, 2004, with respect to the consolidated financial statements of PacificNet Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Clancy and Co.
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Clancy and Co., P.L.L.C.

Phoenix, Arizona
December 30, 2004